United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 2, 2005
Date of Report
(Date of earliest event reported)

1-11983
(Commission file number)

FPIC Insurance Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	59-3359111
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

225 Water Street, Suite 1400, Jacksonville, FL	32202
(Address of Principal Executive Offices)	(Zip Code)

(904) 354-2482
(Registrant’s Telephone Number, Including Area Code)

www.fpic.com
(Registrant’s Internet Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

An objective of FPIC Insurance Group, Inc. (“FPIC”) has been to consider strategic alternatives relating to its third party administration (“TPA”) segment and to focus on its two primary business segments, insurance underwriting and insurance management (formerly called reciprocal management). In furtherance of this objective, FPIC completed, as of June 2, 2005, the second of two transactions, which together have resulted in the divestiture of its TPA operations.

On June 2, 2005, FPIC completed the sale of Employers Mutual, Inc. (“EMI”), its wholly-owned subsidiary, engaged in TPA operations, to a private investor for consideration of $3.5 million, subject to certain post-closing terms and conditions. In addition, immediately prior to, and in contemplation of, the sale, EMI returned $1.3 million of capital to FPIC, in the form of cash and notes.

FPIC previously sold the employee benefits administration assets of EMI to WebTPA, Inc. in May 2005, for cash consideration of $0.6 million, also subject to certain post-closing terms and conditions. For additional information regarding the sale of FPIC’s employee benefits administration assets, see FPIC’s Form 10-Q for the quarter ended March 31, 2005, filed with the United States Securities and Exchange Commission on May 9, 2005.

FPIC, through its subsidiary companies, is a leading provider of medical professional liability insurance for physicians, dentists and other healthcare providers and a provider of insurance management services to other insurance companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPIC Insurance Group, Inc.
(Registrant)

Date: June 6, 2005	By:	/s/ John R. Byers
John R. Byers
President and Chief Executive Officer